[EXHIBIT 99.1]


[LOGO]  INSPIRATION PRODUCTS GROUP, INC.




 Inspiration Products Group Finalizes Agreement with MB Tech, Inc.
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Los Angeles, CA  -  May 13, 2003.  The Board of Directors of
Inspiration Products Inc. (OTCBB: ISRP) today announced the signing of a Share Exchange Agreement with MB Tech Inc. in which ISRP will issue 22 million common shares for all of the outstanding shares of MB Tech, who will become a wholly owned subsidiary of ISRP. Completion of the Share Exchange is subject to final due diligence by both parties. It is anticipated that ISRP will change its name to MB Tech Inc. and apply for a new trading symbol on the OTCBB.

Based in Irvine, California, MB Tech Inc. is a global provider of Satellite Receiver Converters (LNB), an integral part of every DBS (Direct Broadcasting Satellite) TV receiver dish. MB Tech has been manufacturing high quality LNB's for Canadian and Thai DBS companies since April 2001, and owns 5 separate patents on its products. The Company will begin exporting to the U.S., Europe, and other countries in 2003.

FORWARD LOOKING STATEMENT

The information contained in this news release, other than historical information, may be considered forward-looking statements within the provisions of the Private Securities Litigation Reform Act of 1995. Projections and other forward-looking statements and management expectations regarding future events and/or financial performance of the Company-although given in good faith-are inherently uncertain and actual events and/or results may differ materially.

Contact:
Ron Garner
Equity Link
(858) 824-1940